FIRST LEASE MODIFICATION AND TERM EXTENSION AND
ADDITIONAL SPACE AGREEMENT

FIRST LEASE MODIFICATION AND TERM EXTENSION AND ADDITIONAL SPACE AGREEMENT (this “Agreement”) dated as of the 22nd day of July, 2015 between 125 PARK OWNER LLC, having an office c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York (hereinafter referred to as “Landlord”) and PANDORA MEDIA, INC., a Delaware corporation, having an office at 2101 Webster Street, Suite 1650, Oakland, California 94612 (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease dated as of June 13, 2013 (the “Original Lease”), covering the entire rentable portion of the nineteenth (19th) and twentieth (20th) floors (hereinafter referred to as the “Original Premises”), in the building known as 125 Park Avenue, New York, New York (the “Building”) under the terms and conditions contained therein for a term scheduled to expire on September 30, 2024 (the “Expiration Date”);

WHEREAS, Tenant wishes to extend the term of the Lease to the date (the “New Expiration Date”) which is the last day of the month in which occurs the day immediately preceding the tenth (10th) anniversary of the Additional Space Rent Commencement Date (as hereinafter defined), unless the Lease is sooner terminated or expires pursuant to the terms of the Lease or pursuant to law;

WHEREAS, Tenant wishes to add to the Original Premises (i) the entire rentable portion of the 21st floor of the Building (the “21st Floor Premises”), and (ii) the entire rentable portion of the 22nd floor of the Building (the “22nd Floor Premises”), each approximately as shown hatched on the floor plans annexed hereto and made a part hereof as Exhibit A, for a term to commence on the Additional Space Commencement Date (as hereinafter defined) and to expire on the New Expiration Date (as hereinafter defined). For purposes hereof, the 21st Floor Premises and the 22nd Floor Premises are collectively referred to as, the “Additional Space”. The Additional Space is deemed by Landlord and Tenant to consist of 51,065 rentable square feet for purposes of the Lease (i.e., 26,256 rentable square feet with respect to the 21st Floor Premises and 24,809 rentable square feet with respect to the 22nd Floor Premises);

WHEREAS, Landlord has agreed to extend the term of the Lease to the New Expiration Date and to permit Tenant to add the Additional Space to the Premises for a term as herein provided and, in all cases, otherwise subject to the terms, covenants and conditions of the Lease;

WHEREAS, Landlord and Tenant desire to modify the Lease in accordance with the above and in certain other respects, all as more particularly set forth herein.

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NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1
TERMS
Section 1.1.    Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings given to such terms in the Original Lease. The Original Lease, as amended and modified by this Agreement, is referred to in this Agreement as the “Lease”. The Original Premises, together with the Additional Space, is referred to in this Agreement as the “Premises”.

ARTICLE 2
EXTENSION OF LEASE
Section 2.1.    The term of the Original Lease shall be extended (the “Extended Term”) under the same terms, covenants and conditions contained in the Original Lease, except to the extent specifically modified by this Agreement, so that the term of the Lease shall expire on the New Expiration Date, or upon such earlier date upon which the term of the Lease shall expire, be canceled or terminated pursuant to any of the conditions or covenants of the Lease or pursuant to law. Effective as of the date hereof, any reference in the Original Lease to the “Expiration Date” shall be deemed be to be a reference to the New Expiration Date, unless the Lease is sooner terminated or expires pursuant to the terms of the Lease or pursuant to law.
ARTICLE 3
ADDITIONAL SPACE; CONDITION OF ADDITIONAL SPACE
Section 3.1.    Additional Space.
(a)    The Additional Space shall be added to the Premises under all the applicable terms and conditions of the Original Lease, except as modified herein, for a term (the “Additional Space Term”) commencing on the date (the “Additional Space Commencement Date”) which is the earlier to occur of (i) the date Tenant (or anyone claiming by, through or under Tenant) first occupies the Additional Space for either the performance of Alterations or for the ordinary conduct of Tenant’s business, and (ii) the date Landlord’s Pre-Commencement Additional Space Work (as hereinafter defined) has been substantially completed, and shall end on the New Expiration Date. Unless the context otherwise requires and, effective as of the Additional Space Commencement Date, references in the Original Lease to the Premises shall be deemed to include the Additional Space.

(b)    The parties acknowledge that Tenant has inspected the Additional Space and the Building and is fully familiar with the physical condition thereof and Tenant agrees to accept the Additional Space at the commencement of the Additional Space Term in its then “as is” condition, subject to the performance by Landlord of Landlord’s Additional Space Work in the 21st Floor Premises. Except for the performance of Landlord’s Additional Space Work, Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the Additional Space in order to make it suitable and ready for occupancy and use by Tenant. For purposes of clarification, Tenant expressly acknowledges and agrees that Landlord’s Additional Space Work shall only be performed with respect to the 21st Floor Premises and no such Landlord’s Additional Space Work is required to be performed in the 22nd Floor Premises. Notwithstanding the foregoing to the contrary, if during the performance of Tenant’s Initial Additional Space Work, it shall be determined that the restrooms located in the 22nd Floor Premises are not in compliance with the Americans with Disabilities Act of 1990 (as defined on the date hereof), then upon notice from Tenant to Landlord thereof, Landlord shall perform such work as shall be reasonably necessary to cause the restrooms in the 22nd Floor Premises to be in compliance with the Americans with Disabilities Act of 1990 (as defined on the date hereof). Nothing contained herein shall be or be deemed to relieve Landlord of any ongoing maintenance and repair obligations set forth in the Original Lease with respect to the Building systems serving the Additional Space (including, without limitation, any fire and life safety systems that Landlord is required to repair and maintain pursuant to the terms of the Original Lease).
(c)    (i)    Following the date hereof, Landlord shall, at its sole cost and expense, perform the work detailed on Exhibit B-1 annexed hereto (the “Landlord’s Pre-Commencement Additional Space Work”) in the 21st Floor Premises pursuant to the terms and conditions detailed therein. Following the Additional Space Commencement Date, Landlord shall, at its sole cost and expense, perform the work detailed on Exhibit B-2 annexed hereto (the “Landlord’s Post-Commencement Additional Space Work”; and collectively with the Landlord’s Pre-Commencement Additional Space Work, referred to as the “Landlord’s Additional Space Work”) in the 21st Floor Premises pursuant to the terms and conditions detailed therein. Landlord’s Pre-Commencement Additional Space Work shall be deemed to be “substantially completed” notwithstanding that minor or non-material details of construction, mechanical adjustment or decoration which do not interfere with the performance of Tenant’s Additional Space Work (as hereinafter defined) or the ordinary conduct of Tenant’s business in the 21st Floor Premises (in either case, other than to a de minimis extent) remain to be performed (the “Additional Space Punch List Items”). Landlord and Tenant hereby acknowledge and agree that the Additional Space Punch List Items, Landlord’s Post-Commencement Additional Space Work and Tenant’s Additional Space Initial Work shall be performed simultaneously and the parties shall reasonably cooperate with each other with respect to scheduling each portion of said work.
(ii)    If any approvals and/or final signoffs required pursuant to Applicable Laws with respect to Landlord’s Pre-Commencement Work have not been obtained as of the Commencement Date, Landlord shall be required to thereafter pursue and obtain all such approvals and final signoffs if and to the extent that failure to do so would prevent or delay Tenant from obtaining a building permit or a final sign-off with respect to Tenant’s Initial Additional Space Work or would otherwise adversely affect Tenant’s ability to use the Additional Space for any of the uses permitted under the Lease.

(d)    (i)    If Landlord shall be unable to give possession of the Additional Space by a certain date because of the retention of possession of any occupant thereof, alteration or construction work, or for any other reason, Landlord shall not be subject to any liability for such failure (except as provided in Section 3.1(d)(ii), (iii) and (iv) below). In such event, the Original Lease, as modified by this Amendment, shall stay in full force and effect with respect to the Additional Space without further extension of the term of the Lease. The provisions of this Section 3.1(d) are intended to constitute an “express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.
(ii)    Anything to the contrary herein notwithstanding, if the Additional Space Commencement Date has not occurred (or has not been deemed to have occurred) on or before the date that is two hundred forty (240) days following the date of this Agreement (as such date shall be extended due to casualty, condemnation, Unavoidable Delays and/or Tenant Delays, the “Additional Space Outside Date”), then the Additional Space Rent Commencement Date (as hereinafter defined) shall be extended by one day for each day beyond the Additional Space Outside Date that the Additional Space Commencement Date shall occur (or shall be deemed to have occurred).

(iii)     Anything to the contrary herein notwithstanding, if Landlord’s Post-Commencement Additional Space Work has not been substantially completed (or has not been deemed to have been substantially completed) on or before the date that is fifteen (15) days following the date Tenant shall have completed Tenant’s Initial Additional Space Work (as hereinafter defined) and commenced business operations in the Additional Space and notice thereof shall have been given to Landlord at least thirty (30) days prior to such commencement of such business operations (as such date shall be extended due to casualty, condemnation, Unavoidable Delays and/or Tenant Delays, the “Additional Space Post-Commencement Work Outside Date”), then Tenant shall receive a credit in the amount of $1,000.00 for each day beyond the Additional Space Post-Commencement Work Outside Date that Landlord’s Post-Commencement Additional Space Work shall have been substantially completed (or shall have be deemed to have been substantially completed), which credit shall be applied to the initial Fixed Annual Rent payment(s) due under the Lease with respect to the Additional Space).

(iv)    Anything to the contrary herein notwithstanding, if the Additional Space Commencement Date has not occurred on or before the date that is three hundred (300) days following the date of this Agreement (as such date shall be extended by one (1) day for each day of delay due to casualty, condemnation, Unavoidable Delay and/or Tenant Delay, the “Additional Space Outside Termination Date”), then within ten (10) days following the Additional Space Outside

Termination Date, time being of the essence, Tenant may give to Landlord notice of Tenant’s intent to terminate this Lease upon thirty (30) days’ notice to Landlord, which notice of termination must be given on or before the occurrence (or deemed occurrence) of the Additional Space Commencement Date. If Tenant gives a termination notice pursuant to the preceding sentence and Landlord fails, on or before the expiration of such thirty (30) day period to deliver possession of the Additional Space to Tenant in the condition required hereunder, then the Lease shall terminate in respect of the Additional Space only, on the expiration of such thirty (30) day period, and neither Landlord nor Tenant shall have any further obligation or liability to the other under the Lease with respect to the Additional Space only except under any provision of the Lease that expressly survives the expiration or earlier termination of the Lease.

(e)    Following the Additional Space Commencement Date and Tenant’s submission of plans and specifications for Tenant’s Initial Additional Space Work, Landlord shall deliver to Tenant a form ACP-5 covering the Additional Space.

ARTICLE 4
CONDITION OF ORIGINAL PREMISES
Section 4.1.    Landlord and Tenant each hereby acknowledge and agree that Tenant is currently in occupancy of the Original Premises, has inspected the same and the Building and is fully familiar with the physical condition thereof and Tenant agrees to accept the Original Premises on the date hereof in their current “as is” condition and Landlord shall not be required to perform any work, to pay any work allowance or any other amount or to render any services to make the Original Premises ready for Tenant’s continued use thereof.

ARTICLE 5
FIXED RENTAL
Section 5.1.    Original Premises.
(a)    From and after the date hereof and through and including the Expiration Date (i.e., September 30, 2024), Tenant shall continue to pay the Fixed Annual Rent that is due and payable under the Original Lease with respect to the Original Premises without modification or amendment thereof.
(b)    With respect to the Original Premises, from and after October 1, 2024 through and including the New Expiration Date, Tenant shall pay Fixed Annual Rent (payable at the times and in the manner set forth in the Original Lease) at the rate of $3,671,500.00 per annum ($305,958.33 per month).
Section 5.2.    Additional Space.

(a)    From and after the Additional Space Commencement Date, Tenant shall pay Fixed Annual Rent for the Additional Space as follows:
(i)    $3,319,225.00 per annum ($276,602.08 per month) for the period commencing on the Additional Space Commencement Date and ending on the last day of the month in which occurs the day immediately preceding the fifth (5th) anniversary of the Additional Space Rent Commencement Date (the “1st Additional Space Rent Period”); and
(ii)    $3,574,550.00 per annum ($297,879.17 per month) for the period commencing on the day immediately following the expiration of the 1st Additional Space Rent Period and ending on the New Expiration Date.
(b)    Subject to the provisions hereof, if and so long as Tenant is not then in monetary or material non-monetary default under the Lease beyond any applicable cure or grace period, the Fixed Annual Rent payable pursuant to Section 5.2(a) above with respect to the Additional Space only shall be abated for the period commencing on the Additional Space Commencement Date and ending on the date (the “Additional Space Rent Commencement Date”) that is three hundred thirty (330) days following the Additional Space Commencement Date. If, however, during the period (the “Additional Space Rent Abatement Period” ) referenced in the immediately preceding sentence during which Fixed Annual Rent is to be abated, Tenant shall default in the payment of a sum of money or any other of its obligations under the Lease after notice and the expiration of any applicable cure periods, if any, then, notwithstanding the foregoing, the Rent Abatement Period shall be deemed to have ended on the date such default occurred; provided, however, if Tenant cures such default prior to any termination of the Lease by Landlord due to such default pursuant to the terms hereof, then Tenant shall then be entitled to any remaining abatement of Fixed Annual Rent remaining with respect to such initial period that was not previously received by Tenant pursuant to this Section 5.2(b).

ARTICLE 6
ADDITIONAL RENT AND ESCALATION RENT
Section 6.1.    Original Premises.
(c)    From and after the date hereof and through and including the Expiration Date (i.e., September 30, 2024), Tenant shall continue to pay the Additional Rent that is due and payable under the Original Lease (including, without limitation, pursuant to Articles 32 and 49) with respect to the Original Premises without modification or amendment thereof.
(d)    With respect to the Original Premises only, in addition to the payment of Fixed Annual Rent as hereinabove provided, from and after October 1, 2024 and through and including the New Expiration Date, Tenant shall pay all Additional Rent accruing under the Lease (including, without limitation, pursuant to Articles 32 and 49 of the Original Lease), provided however, that, solely with respect to the Original Premises:

(i)    The term “Base Tax Year”, as defined in Section 32.01(a)(iii) of the Original Lease, shall mean the New York City fiscal tax year commencing on July 1, 2015 and ending on June 30, 2016; and
(ii)    The term “Base Year”, as defined in Section 49.02(iii) of the Original Lease, shall mean the calendar year 2015”.
Section 6.2.    Additional Space.
(a)    With respect to the Additional Space only, in addition to the payment of Fixed Annual Rent as hereinabove provided, from and after the Additional Space Commencement Date and through and including the New Expiration Date, Tenant shall continue pay all Additional Rent accruing under the Lease (including, without limitation, pursuant to Articles 32 and 49 of the Original Lease), with respect to the Additional Space, provided however, that, solely with respect to the Additional Space:
(i)    The term “Tenant’s Share”, as defined in Section 32.01(a)(i) of the Original Lease, shall mean 8.9%;

(ii)    The term “Base Tax Year”, as defined in Section 32.01(a)(iii) of the Original Lease, shall mean the New York City fiscal tax year commencing on July 1, 2015 and ending on June 30, 2016;

(iii)    The term “Base Year”, as defined in Section 49.02(iii) of the Original Lease, shall mean the calendar year 2015; and

(iv)    The term “Percentage, as defined in Section 49.02(v) of the Original Lease, shall mean 8.4%.

ARTICLE 7
LANDLORD’S ADDITIONAL SPACE CONTRIBUTION
Section 7.1.    Provided that no monetary or material non-monetary default by Tenant after notice and the expiration of any applicable cure period has occurred and is continuing, Landlord, subject to and in accordance with the provisions of this Article 45 of the Original Lease (as amended by this Amendment), shall contribute up to the sum of $3,319,225.00 (“Landlord’s Additional Space Contribution”) towards the cost (the “Additional Space Work Cost”) of Tenant’s Initial Additional Space Work (as hereinafter defined). For purposes hereof, “Tenant’s Initial Additional Space Work”) shall mean Alterations to be performed in the Additional Space in order to prepare the same for Tenant’s initial occupancy thereof immediately following the Additional Space Commencement Date and the conduct of business therein. Without limitation, for purposes of this Article, Tenant’s Initial Additional Space Work shall be deemed not to include, and Landlord’s Additional Space Contribution shall not be applied to (except as otherwise expressly permitted hereunder), the cost of interest, late charges, or any personal property whatsoever, or to the cost of labor, materials or services used to furnish or provide the personal property.
Section 7.2.    Landlord’s Additional Space Contribution shall be payable by Landlord to Tenant in accordance with, and pursuant to, the terms and conditions of Sections 45.03 and 45.04 of the Original Lease except that the references therein to: (i) “Work Cost” shall mean the Additional Space Work Cost, (ii) the “Premises” shall mean the “Additional Space”, (iii) “Landlord’s Contribution” shall mean Landlord’s Additional Space Contribution, and (iv) “Tenant’s Initial Alteration Work” shall mean Tenant’s Initial Additional Space Work.
Section 7.3.    It is expressly understood and agreed that if the amount of Landlord’s Additional Space Contribution with respect to the Additional Space is less than the cost of Tenant’s Initial Additional Space Work with respect thereto, Tenant shall remain solely responsible for the payment and completion of, and in all events shall complete, at its sole cost and expense, Tenant’s Initial Additional Space Work. Further, if Tenant fails to submit a requisition for any portion of the Landlord’s Additional Space Contribution by the date which is the two (2) year anniversary of the Additional Space Commencement Date, then Tenant shall have no further right to utilize any such portion of the Landlord’s Additional Space Contribution so not requisitioned and Landlord shall have no obligation to reimburse Tenant for same. The provisions of Section 45.05(b) shall not be applicable to the Landlord’s Additional Space Contribution.
Section 7.4.    The Landlord’s Additional Space Contribution is being given for the benefit of the Named Tenant (as such term is defined in the Original Lease) only. No third party shall be permitted to make any claims against Landlord or Tenant with respect to any portion of the Landlord’s Additional Space Contribution.
ARTICLE 8
RENEWAL OPTION
Section 8.1.    Landlord and Tenant acknowledge and agree that Tenant’s Extension Right descried in Article 48 of the Original Lease shall remain in full force and effect and all references therein to the “Expiration Date” shall mean the Extended Expiration Date and all references therein to the “Premises” shall mean the entire Premises then being leased by Tenant (including, without limitation, the Original Premises and the Additional Space, if then applicable).

ARTICLE 9
RIGHT OF FIRST OFFER

Section 9.1     Subject to the provisions of this Article 9, provided and on the condition that (i) the Tenant under this Lease at the time in question is the Named Tenant (as such term is defined in the Original Lease), (ii) no monetary or material non-monetary default after notice and the expiration of any applicable cure period has occurred and is continuing at the time of the giving of the Option Response Notice or the ROFO Space Commencement Date, (iii) as of the date Tenant gives the Option Response Notice and as of the ROFO Space Commencement Date, the Named Tenant (as such term is defined in the Original Lease) shall be in actual occupancy of at least ninety (90%) percent of the Premises then leased to Tenant under the Lease, and (iv) there remain at least five (5) years in the Term of the Lease determined as of the Scheduled ROFO Space Commencement Date (or, if less than five (5) years remain in the Term of the Lease (but at least fifteen (15) months remain)), Tenant, simultaneously with the giving of an Option Response Notice, irrevocably exercises any unexpired or unexercised Tenant’s Extension Right so long as Tenant has such right under the Lease), Landlord shall not enter into a lease for the entire ROFO Space (as hereinafter defined) with any party other than Tenant (subject to Section 9.04(a) below) at any time during the Term of the Lease, without first instituting the procedure described in, and subject to the limitations set forth in, this Article 9. For purposes hereof, “ROFO Space” shall mean the entire rentable area of the twenty-third (23rd) floor of the Building.

Section 9.2    Landlord shall institute the procedure described in this Article 9 by giving notice thereof (the “Option Notice”) to Tenant, which Option Notice shall set forth the date that Landlord reasonably expects that the ROFO Space will be vacant and available for Tenant’s occupancy (such date designated by Landlord being referred to herein as the “Scheduled ROFO Space Commencement Date”). Landlord shall have the right to give an Option Notice with respect to the ROFO Space at any time if the ROFO Space shall become available for lease or if Landlord reasonably anticipates that the ROFO Space shall become available for lease; provided, however, that Landlord shall not give an Option Notice more than eighteen (18) months prior to the Schedule ROFO Space Commencement Date.
Section 9.3    Tenant shall have the one-time option with respect to the ROFO Space (the “ROFO Option”) to lease the entire ROFO Space for a term (the “Option Term”) commencing on the ROFO Space Commencement Date and expiring on the New Expiration Date by giving notice thereof (the “Option Response Notice”) to Landlord not later than the twentieth (20th) day after the date that Landlord gives the Option Notice to Tenant. Time shall be of the essence as to the date by which Tenant must give the Option Response Notice to Landlord. Tenant may only exercise the ROFO Option with respect to all of the ROFO Space and not merely a portion thereof. If Tenant does not give the Option Response Notice to Landlord on or prior to the twentieth (20th) day after the date that Landlord gives the Option Notice to Tenant, then, Landlord shall thereafter have the right to lease the applicable ROFO Space (or any part thereof) to any other party on terms acceptable to Landlord in Landlord’s sole discretion without being required to make any other offer to Tenant regarding the ROFO Space under this Article 9 and this Article 9 there thereafter become void and of no further force and effect.
Section 9.4    Tenant shall not have the right to exercise the ROFO Option (and Landlord shall not be required to give an Option Notice) in respect of any ROFO Space prior to Landlord’s leasing such ROFO Space to (i) any party having a renewal right contained in such party’s lease with respect to such ROFO Space, (ii) any party whose lease is renewed voluntarily by Landlord (irrespective if such renewal right is contained in such party's lease), (iii) any then occupant of all or any portion of the ROFO Space (irrespective of whether such occupant shall have any right in its occupancy agreement or otherwise to lease such space) or (iv) any party to which Landlord has granted an expansion right, first offer right or other similar right with respect to such ROFO Space as of the date of this Agreement. Landlord represents that as of the date of this Agreement, Landlord has not granted any expansion right, first offer right or other similar right with respect to the ROFO Space to any party. Accordingly, (A) Landlord shall have no obligation to give an Option Notice to Tenant with respect to the ROFO Space (or any portion thereof), and (B) Landlord shall have the right to lease the ROFO Space (or any portion thereof) to any such party described in this Section 9.4 without first offering such ROFO Space (or the applicable portion thereof) to Tenant as contemplated by this Article 9.
Section 9.5    (a)    If Tenant timely and properly exercises the ROFO Option in accordance with the terms of this Article 9, then the ROFO Space shall be included within the Premises on the date (the “ROFO Space Commencement Date”) which is the later to occur of (a) the Scheduled ROFO Space Commencement Date and (b) the date on which Landlord delivers to Tenant vacant, broom-clean possession of the applicable ROFO Space, upon the following terms and conditions and all other applicable terms and conditions of the Lease (as extended pursuant to Section 9.9), all of which shall take effect as of the ROFO Space Commencement Date:
(i)    The Fixed Annual Rent for the ROFO Space shall be payable from and after the ROFO Space Commencement Date in an amount equal to the ROFO Space FMRV (as hereinafter defined). “ROFO Space FMRV” shall mean 100% of the fair market rental value of the ROFO Space that an unaffiliated third party would be willing to pay to Landlord as of the ROFO Space Commencement Date, which ROFO Space FMRV shall be determined in accordance with the provisions of Section 9.7 below taking into account all then relevant factors, whether favorable to Landlord or Tenant;
(ii)    “Tenant’s Share”, as defined in Article 32 of the Original Lease, and the “Percentage”, as defined in Article 49 of the Original Lease, shall be increased to include the rentable square footage of the ROFO Space (as reasonably determined by Landlord); and
(iii)    Landlord shall not be obligated to perform any work or make any installations in the ROFO Space to prepare same for Tenant’s occupancy, grant Tenant any work allowance or rent concession therefor, and Tenant shall accept the ROFO Space in its “as is” condition on the ROFO Space Commencement Date (unless otherwise expressly provided by Landlord to the contrary, in Landlord’s sole discretion, as part of an Option Notice).
Section 9.6    Landlord shall deliver vacant and exclusive possession of the ROFO Space to Tenant on the Scheduled ROFO Space Commencement Date; provided,

that (x) if a party remains in occupancy of the ROFO Space (or any portion thereof) on the Scheduled ROFO Space Commencement Date, then Landlord shall use commercially reasonable efforts to cause vacant and exclusive possession of the ROFO Space to be delivered to Tenant as promptly as reasonably practicable thereafter, and (y) Landlord shall have no liability to Tenant, and Tenant shall have no right to terminate or rescind the Lease or Tenant’s exercise of the ROFO Option or reduce the Rent, in each case deriving from Landlord’s failure to deliver vacant and exclusive possession of the ROFO Space to Tenant on the Scheduled ROFO Space Commencement Date.
Section 9.7    (a)    In the event that Tenant properly and timely exercises the ROFO Option, then within thirty (30) days following the date upon which Tenant gives to Landlord the Option Response Notice, Landlord and Tenant shall commence negotiations in good faith to attempt to agree upon the ROFO Space FMRV for the ROFO Space. If Landlord and Tenant cannot reach agreement within twenty (20) days thereafter (the “Negotiation Period”), then the ROFO Space FMRV for the ROFO Space shall be determined in accordance with the process and provisions set forth in Section 48.02 of the Original Lease except that (i) Landlord shall select Landlord’s Broker and Tenant shall select Tenant’s Broker no later than ten (10) business days following the expiration of the Negotiation Period, (ii) Landlord’s Broker and Tenant’s Broker shall proceed with the selection of the Independent Broker if they are not able to agree upon the ROFO Space FMRV within fifteen (15) business days after both of them shall have been appointed, (iii) any reference therein to “Renewal FMRV” shall be deemed to be referring to the ROFO Space FMRV, and (iv) any other references therein that shall not be applicable to the determination of the ROFO Space FMRV shall be deemed inapplicable.
(b)    If the final determination of the ROFO Space FMRV is not made on or before the ROFO Space Commencement Date in accordance with the provisions of this Article 9, then, pending such final determination, the ROFO Space FMRV shall be deemed to be the average of the determination of Landlord’s Broker and the determination of Tenant’s Broker. If, based upon the final determination hereunder of the ROFO Space FMRV, the payments made by Tenant on account of the Rent for the period prior to the final determination of the ROFO Space FMRV were less than the Rent payable for such period, then Tenant, not later than the thirtieth (30th) day after Landlord’s demand therefor, shall pay to Landlord the amount of such deficiency. If, based upon the final determination of the ROFO Space FMRV, the payments made by Tenant on account of the Rent for the period prior to the final determination of the ROFO Space FMRV were more than the Rent due hereunder for such period, then Landlord, not later than the thirtieth (30th) day after Tenant’s demand therefor, shall pay or credit such excess to Tenant.
(c)    Promptly after the occurrence of the ROFO Space Commencement Date, Landlord and Tenant shall confirm the occurrence thereof, the inclusion of the ROFO Space in the Premises, by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of such ROFO Space in the Premises in accordance with this Article 9.

Section 9.8    Anything to the contrary herein notwithstanding, Landlord shall have the right (hereinafter called “Landlord’s Acceleration Right”) to accelerate the exercise of the ROFO Option in advance of the Scheduled ROFO Space Commencement Date by written notice thereof to Tenant (“Landlord’s Acceleration Notice”), and to cause the ROFO Space Commencement Date to occur earlier than the Scheduled Option Commencement Date in the event that the same will become available for delivery to Tenant earlier than the Scheduled Option Commencement Date (the “Acceleration Date”); it being agreed, however, that the Acceleration Date shall not occur on a date that is less than forty-five (45) days following the giving of a Landlord’s Acceleration Notice. Notwithstanding the foregoing, for purposes of this Article 9, the applicable ROFO Space shall not be deemed to “become available” for Tenant earlier than the Scheduled ROFO Space Commencement Date except in the event that the existing lease(s) for such space shall be terminated by reason of a ROFO Space Termination Event (as such term is hereinafter defined). As used herein, the term “ROFO Space Termination Event” shall mean one or more of the following: (i) a default by the existing tenant or occupant of such space (hereinafter called the “Existing Tenant”) under the Existing Tenant’s lease (hereinafter called the “Existing Lease”) after the expiration of any applicable notice and cure periods provided for in the Existing Lease; (ii) a voluntary surrender or early termination of the Existing Lease (or a portion thereof); or (iii) a rejection of the Existing Lease in bankruptcy or the filing of a bankruptcy or insolvency proceeding by or against the Existing Tenant. In the event that Landlord shall exercise Landlord’s Acceleration Right, Tenant shall notify Landlord that it is electing to exercise the ROFO Option by providing an Option Response Notice no later than twenty (20) days following the giving of such Landlord’s Acceleration Notice (time shall be of the essence with respect to such date), and if Tenant exercises the ROFO Option the Scheduled ROFO Space Commencement Date shall be deemed to be the Acceleration Date. If Tenant does not give the Option Response Notice to Landlord on or prior to the expiration of such 20-day period, then, Landlord shall thereafter have the right to lease the applicable ROFO Space (or any part thereof) to any other party on terms acceptable to Landlord in Landlord’s sole discretion and Tenant shall no longer have any rights under this Article 9 and this Article 9 there thereafter become void and of no further force and effect.
Section 9.10    Notwithstanding anything to the contrary contained in this Article, Landlord shall have the right, in its sole discretion, to waive the conditions which limit or restrict the effectiveness of any exercise by Tenant of the ROFO Option hereunder, without thereby waiving a default, if any, by Tenant, in which event (i) the ROFO Space shall be added to the Premises without execution or delivery of any other or further document in accordance with the provisions of this Article 9 with the same force and effect as if such default did not occur or such conditions had been complied with, and (ii) Landlord shall be entitled to all of the remedies provided by this Lease and at law with respect to any such default.
Section 9.11    Notwithstanding anything to the contrary contained herein, if Tenant does not exercise a ROFO Option in a timely manner as set forth in Section 9.3 hereof, then Landlord shall be under no further obligation with respect to the ROFO Space under this Article 9, and Landlord shall at any and all times thereafter be entitled to lease all or any portion of the ROFO Space to others at such rentals and upon such terms and conditions as Landlord in its sole discretion may desire.

ARTICLE 10
MISCELLANEOUS LEASE MODIFICATIONS
Section 10.1.    The provisions of Section 15.05 of the Original Lease shall be applicable to this Amendment. In addition, Landlord, at Landlord’s sole cost and expense (but subject to reimbursement, if any, in accordance with Article 49 below), shall comply with all Applicable Laws applicable to Landlord’s Additional Space Work, including, without limitation, the removal of noted Building violations and liens resulting from Landlord’s performance of Landlord’s Additional Space Work that would delay Tenant from obtaining a building permit or a final sign-off on its Alterations or would otherwise adversely affect the use of the Additional Space for any of the uses permitted hereunder in accordance with the certificate of occupancy for the Building, subject, however, to Landlord’s right to contest diligently and in good faith the applicability or legality thereof

Section 10.2.    Effective as of the date hereof, Article 51 of the Original Lease is hereby deleted in its entirety.

Section 10.3.    Effective as of the date hereof, Section 30.03 of the Original Lease is hereby modified to provide that no after hours charge shall be imposed by Landlord with respect to the first one hundred (100) hours of after hours freight elevator usage by Tenant (in the aggregate) in connection with Tenant’s initial move-in to the Additional Space and/or Tenant’s Initial Additional Space Work.

Section 10.4.    Effective as of the date hereof, (i) Section 35.03 of the Original Lease is hereby modified to provide that any portion of the Supplemental Condenser Water allocated to the Original Premises and not yet utilized by Tenant for purposes thereof may, pursuant to the terms of Section 35.03, be utilized by Tenant in connection with the operation by Tenant of supplemental air-conditioning equipment in the Additional Space, and (ii) the CW Outside Date described in Section 35.03 shall mean the date this is five hundred forty (540) days after the Additional Space Commencement Date.

Section 10.5.    Landlord and Tenant agree that electricity with respect to the Additional Space shall be provided pursuant to Article 41 of the Original Lease except that with respect to the Additional Space only, the second sentence of Section 41.01 shall be deleted and replaced with the following:

“Landlord shall make electricity available during the Term at the combined electrical closets servicing the Additional Space for all purposes (exclusive of electricity required for the operation of the Existing HVAC Equipment serving the Additional Space), with an average capacity of not less than six (6) watts connected load per usable square foot of the Additional Space which shall be distributed by Tenant at its sole cost and expense.”

Section 10.6.    Landlord and Tenant acknowledge and agree that notwithstanding anything to the contrary contained in (i) Section 30.01 of the Original Lease, the current rate for non HVAC Period heating service is $243.00 per hour (which rate shall be increased from time to time by Landlord in accordance with the provisions of Section 30.01), and (ii) Section 35.01 of the Original Lease, the current rate for non HVAC Period air conditioning service is $230.00 per hour (which rate shall be increased from time to time by Landlord in accordance with the provisions of Section 35.01).

Section 10.7.    (a)    Landlord and Tenant acknowledge and agree that the amount of the Required Security under the Lease is currently $3,199,450.00, which amount, notwithstanding anything to the contrary contained in the Original Lease, is currently in the form of cash security (and not a Security Letter), which amount shall be held and utilized by Landlord in accordance with the terms of Article 31 of the Original Lease.

(a)    As of the date hereof, Article 31 of the Original Lease is hereby amended as follows:

(i)    Section 31.01(a) of the Original Lease is amended by increasing the “Required Amount” to $5,975,452.09. Upon the execution and delivery of this Agreement, Tenant shall deliver to Landlord additional cash security so that the total cash security being held by Landlord is in the amount of the increased Required Amount (i.e., Tenant shall deliver to Landlord additional cash security in the amount of $2,776,002.09).

(ii)    Section 31.07 of the Original Lease is hereby deleted and replaced with the following:

“Notwithstanding anything to the contrary herein, provided and on the condition that, as of the date Tenant elects to reduce the amount of security required hereunder, Tenant shall not be in default under this Lease after notice and the expiration of any applicable cure and grace periods, then in such case, (i) on or after the third (3rd) anniversary of the Additional Space Rent Commencement Date, the security required under this Article 31 shall be reduced to $4,345,783.34, and (ii) on or after the fifth (5th) anniversary of the Additional Space Rent Commencement Date, the security required under this Article 31 shall be reduced to $3,259,337.50, in any such case, by Tenant delivering to Landlord notice requesting the return of the amount by which the Required Amount is being reduced pursuant to this Section 31.07 (provided that the Required Amount is then in the form of cash security).”

ARTICLE 11

BROKERAGE
Section 11.1.    Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this Amendment other than SL Green Leasing LLC and CBRE, Inc. (collectively, the “Brokers”) and Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent with respect to this Amendment or the negotiation thereof. Landlord covenants, represents and warrants that Landlord has had no dealings or negotiations with any broker or agent in connection with the consummation of this Amendment other than the Brokers and Landlord covenants and agrees to defend, hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent (including the Brokers) with respect to this Amendment or the negotiation thereof, based on claims that such broker or agent represented or acted on behalf of Landlord. Landlord shall pay to the Brokers a commission to be agreed upon between Landlord and the Brokers pursuant to separate agreements.
ARTICLE 12
MISCELLANEOUS
Section 12.1.    Except as modified, amended and supplemented by this Agreement, the terms and provisions of the Lease shall continue in full force and effect and are hereby ratified and confirmed.
Section 12.2.    This Agreement shall not be binding upon Landlord and Tenant unless and until it is signed by both parties hereto and a signed copy thereof is delivered by Landlord to Tenant.
Section 12.3.    This Agreement constitutes the entire agreement among the parties hereto with respect to the matters stated herein and may not be amended or modified unless such amendment or modification shall be in writing and signed by the party against whom enforcement is sought.
Section 12.4.    The terms, provisions and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
Section 12.5.    This Agreement shall be governed in all respects by the laws of the State of New York.
Section 12.6.    This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement, and an executed counterpart delivered by “.pdf”, facsimile or email shall be binding upon the parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first above written.

125 PARK OWNER LLC

By: /s/ Steven M. Durels
Name: Steven M. Durels
Title: Executive Vice President, Director of Leasing and Real Property

PANDORA MEDIA, INC.

By: /s/ Mike Herring
Name: Mike Herring
Title: Chief Financial Officer

EXHIBIT A

Additional Space

[see attached]

N-

MECHANICAL ROOM
MENS ROOM
WOMENS ROOM
MECHANICAL ROOM
EAST 42ND STREET
EAST 41ST STREET
PARK AVENUE
N
SCALE:
0 4' 12' 24'

125 PARK AVENUE
21ST FLOOR

ALL DIMENTIONS ARE APPROXIMATE AND ARE SUBJECT TO NORMAL BUILDING VARIANCES.

MECHANICAL ROOM
RISER CLOSET
MENS ROOM
WOMENS ROOM
MECHANICAL ROOM
ELEC/PN. ROOM
EAST 42ND STREET
EAST 41ST STREET
PARK AVENUE
N
SCALE:
0 4' 12' 24'

125 PARK AVENUE
22ND FLOOR

ALL DIMENTIONS ARE APPROXIMATE AND ARE SUBJECT TO NORMAL BUILDING VARIANCES.
FIELD VERIFIED 12/3/13

SL GREEN REALTY CORP.

EXHIBIT B-1

Landlord’s Pre-Commencement Additional Space Work

Landlord shall perform the following work in the 21st Floor Premises only in a Building-standard manner utilizing Building-standard materials, finishes and fixtures and in compliance with all Applicable Laws applicable to demolished space (except any signoffs or approvals in connection with Landlord’s Pre-Commencement Additional Space Work shall be obtained by Landlord following substantial completion of Landlord’s Pre-Commencement Additional Space Work, and not as a condition to the substantial completion thereof).

1.    Demolish any existing installations in the 21st Floor Premises. The 21st Floor Premises shall be delivered in broom clean condition.

2.    Deliver the main HVAC trunk on the 21st floor complete with smoke and fire dampers at the core.

3.    Delivery fully operational sprinkler infrastructure with the heads turned up, including combination standpipe/sprinkler risers, pumps and valve connections.

4.    All Building Systems serving the 21st Floor Premises and which are expressly required of Landlord to be provided under the Lease shall be in good working order and ready for Tenant’s connection thereto; provided that distribution within the 21st Floor Premises shall be at Tenant’s sole cost and expense.

5.    Fireproofing on the core columns as required by code for demolished space. Landlord will ensure that all shafts and pipe penetrations within the Additional Space are firestopped.

6.    Demolish the existing flooring, (demolishing includes scraping of glue or other adhesives from the installation of all flooring) and patch all holes, core drills and other similar perforations patched (as necessary) No leveling.

7.     All perimeter and core walls shall be finished, taped and spackled to a reasonable condition.

N-

EXHIBIT B-2

Landlord’s Post-Commencement Additional Space Work

Landlord shall perform the following work in the 21st Floor Premises in a Building-standard manner utilizing Building-standard materials, finishes and fixtures and in compliance with all Applicable Laws applicable to demolished space (except any signoffs or approvals in connection with Landlord’s Post-Commencement Additional Space Work shall be obtained by Landlord following substantial completion of Landlord’s Post-Commencement Additional Space Work, and not as a condition to the substantial completion thereof).

1.    Provide reasonably sufficient points, for typical office use, for Tenant’s connection to Building Class “E” system; provided that tie-ins to such system shall be at Tenant’s sole cost and expense.

2.    Renovate the core bathrooms on the 21st Floor Premises (in a manner so that such bathrooms shall be substantially consistent with the finishes and fixtures in the core bathrooms located on the 22nd Floor Premises).

3.    Existing electrical panels shall be left in place. The existing meters and transformers shall be removed. Landlord shall install new electrical submeters.